Exhibit 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

The undersigned firm of Independent Petroleum Engineers, of Casper, Wyoming, United States, knows that it is named as having prepared an audit of a constant dollar reserves evaluation prepared by Nautilus Poplar LLC dated July 18, 2012, of the Montana interests of Magellan Petroleum Corporation, and hereby consents to the use of its name and to the use of such estimates in the form and context in which they appear in the Annual Report on Form 10-K of Magellan Petroleum Corporation for the fiscal year ended June 30, 2012, as amended by Amendment No. 1 to Annual Report on Form 10-K/A filed with the U.S. Securities and Exchange Commission on September 28, 2012. We hereby further consent to the use of the information contained in our audit letter dated July 18, 2012 relating to such estimates. We further consent to the incorporation by reference thereof in this Registration Statement on Form S-8 of Magellan Petroleum Corporation.

ALLEN & CROUCH PETROLEUM ENGINEERS, INC.

	By:	/s/ Richard L. Vine, P.E.
Richard L. Vine, P.E.

June 26, 2013